EXHIBIT 4.1
                             COX TECHNOLOGIES, INC.

                            2000 STOCK INCENTIVE PLAN


     1. PURPOSE. The purpose of the 2000 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Cox Technologies, Inc. and its Subsidiaries (collectively the "Company") by attracting and retaining employees and consultants through the use of stock-based incentives, and to provide non-employee members of the Board of Directors of Cox Technologies, Inc. with an additional incentive to promote the success of the Company. It is believed that ownership of Company Common Stock will stimulate the efforts of those employees, consultants and non-employee directors upon whose judgment and interests the Company are and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain employed with the Company and will further the identification of employees' interests with those of the Company. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:

          (a) "ACT" means the Securities Exchange Act of 1934, as amended.

          (b) "APPLICABLE WITHHOLDING TAXES" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any lapse of restrictions on Restricted Stock or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

          (c) "BOARD" means the Board of Directors of the Cox Technologies, Inc.

          (d) "Change OF CONTROL" means the occurrence of any of the following events:

               (i) The acquisition by a Group of Beneficial Ownership of 50% or more of the Common Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company or an employee benefit plan of the Company; or (B) any acquisition of then outstanding Common Stock by management employees of the Company. For purposes of this Section, "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

               (ii) Individuals who constitute the Board on the date immediately after the effective date set forth in Section 12 (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

               (iii)  Approval  by  the   shareholders   of  the  Company  of  a
          reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Common Stock or Voting Power of the
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          Company   do   not,   following   such   reorganization,   merger   or
          consolidation, beneficially own, directly or indirectly, more than 50% of the Common Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

               (iv) A complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the Company's assets.

          (e) "CODE" means the Internal Revenue Code of 1986, as amended.

          (f) "COMMITTEE" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not or would not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the Board shall designate the remaining members of the Compensation Committee (but not less than two members) as a subcommittee of the Compensation Committee to act as the Compensation Committee for purposes of the Plan.

          (g) "COMMON STOCK" means common stock of Cox Technologies, Inc. In the event of a change in the capital structure of Cox Technologies, Inc. (as provided in Section 14), the shares resulting from such a change shall be deemed to be Common Stock within the meaning of the Plan.

          (h) "COMPANY" means Cox Technologies, Inc, and, if the context so requires, any of its Subsidiaries.

          (i) "DATE OF GRANT" means the date on which the Committee grants an Incentive Award.

          (j) "DISABILITY" or "DISABLED" means, as to an Incentive Stock Option, a disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

          (k) "ELIGIBLE DIRECTOR" means a member of the Board who is not an employee of the Company.

          (l) "FAIR MARKET VALUE" means, as of any date, the value of a share of Common Stock, determined as follows:

               (i) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination, as reported in The Wall Street Journal;

               (ii) if such Common Stock is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal;

               (iii) if such Common Stock is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination, as reported in The Wall Street Journal or by such other source as the Committee may determine to be reliable;

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               (iv) if none of the foregoing is applicable,  by the Committee in good faith.

         (m) "INCENTIVE AWARD" means, collectively, an award of Restricted Stock, an Option, or a Stock Appreciation Right granted under the Plan.

         (n) "INCENTIVE STOCK OPTION" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

         (o) "MATURE SHARES" means shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months, or (ii) has purchased on the open market.

        (p) "NONSTATUTORY STOCK OPTION" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

         (q) "OPTION" means a right to purchase Common Stock granted under the Plan, at a price determined in accordance with the Plan.

         (r) "Participant" means any employee of the Company who receives an Incentive Award under the Plan, or any Eligible Director or consultant who receives a Nonstatutory Stock Option under the Plan.

         (s) "RESTRICTED STOCK" means Common Stock awarded upon the terms and subject to the restrictions set forth in Section 11.

         (t) "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

         (u) "Stock APPRECIATION RIGHT" means a right to receive amounts from the Employer granted under Section 8.

         (v) "SUBSIDIARY" means any corporation of which the Company owns at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with the Company in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more corporations in the chain.

         (w) "TAXABLE YEAR" means the fiscal period used by the Company for reporting taxes on income under the Code.

     3. GENERAL. The following types of Incentive Awards may be granted under the Plan: Options, Stock Appreciation Rights or Restricted Stock. Options granted to employees may be Incentive Stock Options or Nonstatutory Stock Options. Options granted to Eligible Directors may only be Nonstatutory Stock Options.

     4. STOCK. Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 8,000,000 shares of Common Stock, which shall be authorized, but unissued shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or

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otherwise  terminate  unexercised  may again be subjected to an Incentive  Award under the Plan. The Committee is expressly authorized to grant an Incentive Award to a Participant conditioned upon the surrender for cancellation of Incentive Awards previously granted to such Participant. No more than 800,000 shares of Common Stock may be allocated to the Options or Stock Appreciation Rights that are granted to any individual Participant who is an employee during any single Taxable Year. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares under an Incentive Award surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

     5. ELIGIBILITY.

          (a) All present and future employees and consultants of the Company whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 15, to select eligible employees and consultants to receive Incentive Awards, and to determine for each employee or consultant the terms and conditions, the nature of the award, and the number of shares to be allocated to each employee or consultant as part of each Incentive Award. In addition, Eligible Directors shall be eligible to receive automatic awards of Nonstatutory Stock Options pursuant to Section 7.

          (b) The grant of an Incentive Award shall not obligate the Company to pay an employee or consultant any particular amount of remuneration, to continue the employment of the employee or the contract of a consultant after the grant or to make further grants to the employee or the consultant at any time thereafter.

     6. OPTIONS.

          (a) The Committee may make grants of Options to eligible employees, and may make grants of Nonstatutory Stock Options to consultants. Whenever the Committee deems it appropriate to grant Options, written notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 8), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement. The Committee may delegate to the Executive Committee of the Company's officers the authority to select eligible employees to receive Options, to determine the time or times at which Options will be awarded to eligible employees and to determine the terms and conditions of such Options, except to the extent that such a delegation would prevent compliance with Rule 16b-3, Code section 162(m) or any other section of the Code, or other applicable law or regulation. Actions taken by the Executive Committee of the Company's officers pursuant to such a delegation of authority shall be subject to ratification by the Committee. In the event that the Executive Committee ceases to exist, the delegation described above may be made to the President of the Company.

          (b) The exercise price of shares of Common Stock covered by an Option shall be not less than 85% of the Fair Market Value of such shares on the Date of Grant, provided, however, that the exercise price of any Incentive Stock Option granted under the Plan shall not be less than 100% of the Fair Market Value of such Common Stock on the Date of Grant (or 110% of Fair Market Value in the case of a grant to a 10% shareholder (as that term is defined in Code section 422)).

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          (c) Options may be  exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

               (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

               (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

          (d) The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding Change of Control as the Committee deems appropriate.

     7. NONSTATUTORY STOCK OPTIONS FOR ELIGIBLE DIRECTORS.

          (a) Nonstatutory Stock Options shall automatically be granted to all Eligible Directors as follows:

               (i) As of November 3, 2000 each Eligible Director as of that date shall receive a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock.

               (ii) As of each annual meeting of the Board thereafter, each Eligible Director as of that date shall receive a Nonstatutory Stock Option to purchase 7,500 shares of Common Stock.

               (iii) Each Eligible Director who first becomes an Eligible Director after November 3, 2000 shall receive a Nonstatutory Stock Option to purchase a number of shares of Common Stock to be determined by the Board in its discretion as of the date on which the Eligible Director first becomes an Eligible Director and shall be eligible thereafter to receive the grants described in subsection (ii) above.

               (iv) If at any time there are not sufficient shares available under the Plan to permit the automatic Nonstatutory Stock Option grants described above, the Nonstatutory Stock Option grants shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares available under the Plan.

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          (b) The  exercise  price  of  shares  of  Common  Stock  covered  by a
     Nonstatutory Stock Option shall be equal to 100% of the Fair Market Value of such shares on the Date of Grant.

          (c) Each Nonstatutory Stock Option shall be exercisable in accordance with the provisions of Section 9 and may not be exercised before the shareholders of the Company approve the Plan.

          (d) A Nonstatutory Stock Option may only be exercised while the Eligible Director is a member of the Board, except that:

               (i) If an Eligible Director ceases to be a member of the Board after he attains age 70 or on account of his Disability or death, the Eligible Director (or his legatees or distributees or the personal representative of his estate) may exercise any outstanding Nonstatutory Stock Options until the first occur of (x) the date that is one year after the Eligible Director ceases to be a member of the Board or (y) the date that is ten years after the Date of Grant.

               (ii) If an Eligible Director ceases to be a member of the Board for any reason other than one described in subsection (i) above, the Eligible Director may exercise his outstanding Nonstatutory Stock Options until the first to occur of (x) the date that is 90 days after the Eligible Director ceases to be a member of the Board or (y) the date that is ten years after the Date of Grant.

               (iii) If an Eligible Director dies after he ceases to be a member of the Board, but within the time period during which his outstanding Nonstatutory Stock Options may be exercised, the Eligible Director's outstanding Nonstatutory Stock Options may be exercised by his legatees or distributees or the personal representative of his estate within the applicable time period described above.

          (e) Each Nonstatutory Stock Option shall be evidenced by a written agreement in such form as the Board shall from time to time approve and as shall be consistent with the terms of the Plan.

     8. STOCK APPRECIATION RIGHTS.

          (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted to an eligible employee. Stock Appreciation Rights may be granted in connection with all or any part of an Option or in a separate Incentive Award.

          (b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

               (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Common Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Common Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Common Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

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               (ii)  Upon  the  exercise  of  a  Stock  Appreciation  Right  and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

               (iii) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

               (iv) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Common Stock covered by the Stock Appreciation Right exceeds the exercise price of the Common Stock covered by the underlying Option.

          (c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

               (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of
          (x) the Fair Market Value on the date of exercise of the Common Stock covered by the surrendered Stock Appreciation Right over (y) the price of the Common Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

               (ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Common Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Common Stock on the Date of Grant of the Stock Appreciation Right.

          (d) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Common Stock or cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Common Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

          (e) Stock Appreciation Rights shall be evidenced by a written agreement in such form as the Committee shall from time to time approve and as shall be consistent with the terms of the Plan.

     9. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.

          (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit,

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     the  Participant may (i) deliver Mature Shares (valued at their Fair Market
     Value) in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Common Stock or a loan secured by Common Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes.

          (b) The Company may place on any certificate representing Common Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Common Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

          (c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

          (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Participant's Option agreement so provides, the Participant may elect to (i) deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Common Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

     10. TRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award agreement. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

     11. RESTRICTED STOCK AWARDS.

          (a) The Committee may make grants of Restricted Stock to eligible employees. Whenever the Committee deems it appropriate to grant Restricted Stock, written notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant shall become a grant agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

          (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's grant agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

          (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right

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     to vote such  shares of  Restricted  Stock  and the  right to  receive  all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be issued to the Participant but shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.

          (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph
     (b) above shall lapse. The terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

          (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

          (f) Each Participant shall agree at the time the Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Common Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

     12. EFFECTIVE DATE OF THE PLAN. The effective date of the Plan is November 1, 2000. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by Company's shareholders, and
(ii) the requirements of any applicable Federal or State securities laws have been met, no Option or Stock Appreciation Right granted under the Plan shall be exercisable.

     13. TERMINATION, MODIFICATION, CHANGE

          (a) If not sooner terminated by the Board, this Plan shall terminate at the close of business on November 1, 2010. No Options shall be granted under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Common Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may amend the Plan and unilaterally amend Incentive Awards as it deems appropriate to ensure compliance with applicable federal or state securities laws or regulations thereunder, or any applicable Nasdaq or securities exchange listing requirement, and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, detrimentally affect a Participant's rights under an Incentive Award previously granted to the Participant.

          (b) Notwithstanding the provisions of subsection (a) above, this subsection (b) will apply if the Company is involved in any merger or similar transaction that the Company intends to treat as a "pooling of

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     interest" for financial reporting  purposes.  In such a case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that the Company's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting or provisions for special payments to an optionee or participant;
     (ii) to modify Incentive Awards to comply with prior practices of the Company as to terms of Incentive Awards; (iii) to provide for payment to the Participant of Common Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this section may be exercised in the Committee's sole and complete discretion.

     14. CHANGE IN CAPITAL STRUCTURE.

          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under
     Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

          (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

          (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     15. ADMINISTRATION OF THE PLAN.

          (a) Subject to the provisions of Section 16(b) of the Act and Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine: (i) which eligible employees and consultants shall receive Incentive Awards and the nature of each Incentive Award, (ii) whether all or any part of an Incentive Award shall be accelerated upon a Change of Control, (iii) the number of shares of Common Stock to be covered by each Incentive Award, (iv) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (v) when, whether and to what extent Stock Appreciation Rights shall be granted, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an

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
     Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options and Stock Appreciation Rights may be exercised, (ix) whether a Disability exists and whether a Participant that cannot be located shall be treated as having died, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Common Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Stock awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvi) notice provisions relating to the sale of Common Stock acquired under the Plan,
     (xvii) the extent to which information shall be provided to Participants about available tax elections, (xviii) when Incentive Awards may be forfeited or expire, and (xix) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

         (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

         (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

         (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

     16. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at the principal business address of the Company to the attention of the Chief Financial Officer of the Company; and (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

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
     17. SHAREHOLDER RIGHTS. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

     18. NO EMPLOYMENT OR OTHER SERVICE RIGHTS.. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company to terminate (i) the employment of an employee with or without notice and with or without cause, (ii) the service of a consultant pursuant to the terms of an agreement with the Company, or (iii) the service of an Eligible Director pursuant to the bylaws of the Company and any applicable provisions of the corporate law of the state in which the Company is incorporated, as the case may be.

     19. INTERPRETATION. The terms of this Plan shall be governed by the laws of the State of North Carolina, without regard to the conflict of law provisions of any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

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